Exhibit 10.31

ELANCO ANIMAL HEALTH, INCORPORATED

DIRECTORS’ DEFERRAL SUB-PLAN TO THE AMENDED AND RESTATED 2018 ELANCO STOCK PLAN

Effective September 18, 2018
Amended March 31, 2023 and
Amended November 20, 2025

Preamble
The Directors’ Deferral Sub-Plan is a sub-plan of the Stock Plan, and has been established by the Company for the purpose of providing an opportunity for Directors of the Company who are not salaried employees of the Company (or any affiliate) to voluntarily defer receipt of some or all of their meeting fees and retainer and to share in the long-term growth of the Company by acquiring, on a deferred basis, an ownership interest in the Company.
The Plan was originally effective as of September 18, 2018. The Plan was amended and restated effective March 31, 2023 to establish the Plan as a sub-plan under the Stock Plan. The Plan is hereby amended and restated again effective November 20, 2025 to read as provided herein.
The Plan constitutes a plan of unfunded deferred compensation and is intended to comply with the requirements of Section 409A. Notwithstanding any other provision of this Plan, this Plan shall be interpreted, operated and administered in a manner consistent with these intentions.
Section 1:    Definition of Terms
The following terms used in the Plan shall have the meanings set forth below:
(a)“Account” means one or more deferred compensation accounts maintained for each Participant under the Plan. A Participant’s Account shall consist of a Deferred Compensation Account and the Deferred Stock Account as described in Section 5 hereof.
(b)“Annual Allocation Date” means the date as of which the allocation of Shares described in Section 5(c) is credited to the Deferred Stock Account, which (i) for Shares allocated prior to January 1, 2026, shall be as soon as administratively feasible after the Annual Valuation Date, as then in effect, but in no event later than the last Business Day in November of the applicable Plan Year; and (ii) for Shares allocated after December 31, 2025, shall be as determined in Section 5(a)(ii).
(c)“Annual Valuation Date” for Shares allocated prior to January 1, 2026, means the Valuation Date in November of each Plan Year, on which the annual allocation of Shares referenced in Section 5(c) is valued.

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Exhibit 10.31

(d)“Beneficiary” means the person or persons who are designated by the Participant or are otherwise entitled to receive benefits under the Plan in the event of the Participant’s death, as provided in Section 6(d) hereof.
(e)“Board of Directors” means the Board of Directors of the Company.
(f)“Business Day” means a day on which the Company’s corporate headquarters are open for regular business.
(g)“Code” means the Internal Revenue Code of 1986, as amended.
(h)“Company” means Elanco Animal Health, Inc., an Indiana corporation.
(i)“Deferral Amount” means the amount of a Participant’s Retainer Compensation that is elected by a Participant for deferral under the Plan.
(j)“Deferred Compensation Account” means the bookkeeping account described in Section 5(a)(i). A sub-account shall be established within the Deferred Compensation Account for each Plan Year in which a Participant elects to defer compensation into the Deferred Compensation Account in accordance with Section 4(a).
(k)“Deferred Stock Account” means the bookkeeping account described in Section 5(a)(ii). A sub-account shall be established within the Deferred Stock Account for each Plan Year in which a Director elects to defer compensation into the Deferred Stock Account in accordance with Section 4(a) or receives allocations of Shares under Section 5, to hold the Shares allocated during such Plan Year.
(l)“Director” means a member of the Board of Directors of the Company who is not an employee of the Company or any of their affiliates.
(m)“Dividend Payment Date” means the date as of which the Company pays a cash dividend on Shares.
(n)“Dividend Record Date” means the date established by the Board of Directors as the record date for determining shareholders entitled to the dividend with respect to any Dividend Payment Date.
(o)“Election Form” means the written or electronic form or forms approved by the Plan Administrator and completed by the Participant specifying the Participant’s election to defer Retainer Compensation pursuant to Section 4 and setting forth the Participant’s Beneficiary designation and the terms of distribution of the Participant’s Deferred Compensation Account and/or Deferred Stock Account pursuant to Section 6.
(p)“Participant” means any current or former Director with an outstanding
Account balance under the Plan.
(q)“Plan” means The Directors’ Deferral Sub-Plan, as amended and restated
herein.
(r)“Plan Administrator” means the committee of the Board of Directors that is

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Exhibit 10.31
charged with matters relating to the compensation of non-employee directors. Except with respect to Section 5(f) of this Plan, the Plan Administrator may at its discretion delegate any of its responsibilities to one or more individuals provided that such delegation is in accordance with applicable laws.
(s)“Plan Year” means the calendar year from January 1 through December
31 with respect to which compensation eligible for deferral under the Plan is earned.
(t)“Retainer Compensation” means the monthly or quarterly retainer and the aggregate of all other fees and retainers, including, but not limited to, meeting fees, committee fees and committee chairperson fees to which a Director is entitled for services rendered to the Company as a Director during the month, as established from time to time by resolution of the Board of Directors. For avoidance of doubt, Retainer Compensation does not include stock awards granted to Directors or the Shares allocated pursuant to Section 5 of this Plan.
(u)“RSU Award” means an annual restricted stock unit award issued to a
Director under the Stock Plan.
(v)“Section 409A” means section 409A of the Code and the Treasury regulations and other official guidance promulgated thereunder.
(w)“Separation from Service” means a “separation from service” within the meaning of Section 409A.
(x)“Share” means a share of common stock of the Company.
(y)“Stock Plan” means the Company’s Amended and Restated 2018 Elanco
Stock Plan.
(z)“Unforeseeable Emergency” means a severe financial hardship of a
Participant resulting from an illness or accident of such Participant or Beneficiary, such Participant’s spouse or a dependent (as defined in section 152(a) of the Code) of such Participant, loss of such Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of such Participant, each as determined in the manner consistent with Section 409A, and any other event or circumstance within the meaning of the term “unforeseeable emergency” under Section 409A.
(aa) “Valuation Date” means for Shares allocated prior to January 1, 2026, for any month, the third Monday of the month, or if Shares are not traded on the New York Stock Exchange on such third Monday, the next day on which Shares are traded on the New York Stock Exchange.
(bb) “2026 Transitional Allocation” means the pro-rated allocation of Shares for services as a Director for the period from January 1, 2026 to the date of the 2026 shareholder meeting.

Section 2: Plan Administrator

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Exhibit 10.31
(a)Authority. The Plan Administrator shall have full authority to administer the Plan in accordance with its terms and to exercise all responsibilities and authorities as provided herein, including the discretionary authorities to determine the terms and conditions of deferrals of compensation under the Plan, to determine the terms and conditions of crediting to and distributing from Accounts under the terms of the Plan, and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. The Plan Administrator has the discretionary authority to interpret and construe all provisions of the Plan, to remedy possible ambiguities, inconsistencies, or omissions under the Plan, and to resolve all questions of fact arising under the Plan. The decisions of the Plan Administrator shall be final, binding and conclusive on all parties. No member of the Board of Directors, the Plan Administrator nor any officers of the Company shall have any liability for any action or determination taken under the Plan.
(b)Delegation; Expenses. The appropriate officer(s) of the Company as designated by the Plan Administrator are authorized to act on behalf of the Plan Administrator for the day-to-day administration of the Plan, subject to the authority of the Plan Administrator. Expenses of the administration of the Plan may be borne by the Company or may be deducted from Participants’ Accounts at the sole discretion of the Plan Administrator.
Section 3: Participation
Each Director shall be eligible to participate in this Plan, subject to the election provisions of Section 4 or annual Share allocation under Section 5(c). The Plan Administrator may require a Participant to comply with such terms and conditions as the Plan Administrator may specify in order for the Participant to participate in the Plan.
Section 4: Elections to Participate
(a)Deferral Elections. A Director may file an Election Form with the Plan Administrator on or before the date specified in accordance with Section 4(c) hereof. The Election Form shall permit the Director to specify the Deferral Amount, subject to a minimum annual Deferral Amount of five thousand dollars ($5,000), for the deferral of Retainer Compensation, or such amounts as may be specified by the Plan Administrator in its sole discretion, and whether such Deferral Amount shall be credited in cash to his or her Deferred Compensation Account or in Shares to his or her Deferred Stock Account, pursuant to Section 5(a) hereof. The Election Form shall also set forth the terms of distribution of the Participant’s Account in accordance with Section 6 hereof and, as of the Participant’s initial enrollment, the Participant’s Beneficiary designation. All elections to defer compensation under the Plan are irrevocable, and no changes to any Election Form delivered to the Plan Administrator shall be permitted, except as specifically provided under the terms of the Plan.
(b)Maximum Deferrals. A Director may elect a Deferral Amount of up to 100% of the Participant’s Retainer Compensation for a Plan Year. One hundred percent (100%) of any annual allocation of Shares (including any RSU Award or 2026 Transitional Allocation) earned pursuant to Section 5(c) will be automatically credited to a Participant’s Deferred Stock Account.
(c)Timing and Effect of Elections. Unless otherwise specified by the Plan Administrator in accordance with the requirements of Section 409A, deferral elections on an Election Form shall be made:

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Exhibit 10.31
(i)In the case of Retainer Compensation, an annual Share allocation (including any 2026 Transitional Allocation), or an RSU Award not qualifying as “performance- based compensation” within the meaning of Section 409A, prior to the beginning of the Plan Year with respect to which the compensation is earned; and
(ii)In the case of an annual Share allocation or RSU Award which the Plan Administrator has determined qualifies as “performance-based compensation” within the meaning of Section 409A, no later than June 30th of the applicable Plan Year with respect to which the compensation is earned (or such other earlier date necessary to comply with Section 409A).
Deferral elections shall apply to Retainer Compensation and annual Share allocations with respect to the Plan Year for which the elections are made. Participants will be required to make deferral elections for future Plan Years at such times to be specified by the Plan Administrator in accordance with the foregoing. If a Participant does not file an Election Form with the Plan Administrator on or before the applicable deadline established by the Plan Administrator for deferral elections for a Plan Year for Retainer Compensation, a Participant will be deemed not to have elected to defer Retainer Compensation for such Plan Year, as applicable. Notwithstanding the foregoing, in the first year in which an individual who is newly elected or appointed to serve as a Director becomes eligible to participate in the Plan, such individual may, not later than thirty (30) days after the date he or she becomes eligible to participate in the Plan, elect in accordance with the preceding provisions of this Section 4, to defer the receipt of Retainer Compensation and set forth the terms of distribution of the individual’s Account with respect to services to be performed after the filing of the election with the Company. Effective for Plan Years beginning on or after January 1, 2026, the 2026 Transitional Allocation and RSU Awards will be automatically deferred until Separation from Service (or later, based on the Participant’s form of payment election on the Election Form).
Section 5:    Accounts and Interest Credits
(a)Participant Accounts. Accounts shall be maintained for each Participant under the Plan as follows:
(i)Deferred Compensation Account - The Company shall maintain a Deferred Compensation Account in the name of each Participant who elects to have a Deferral Amount credited in cash pursuant to Section 4 hereof for a given Plan Year. The Deferred Compensation Account shall be denominated in U.S. dollars, rounded to the nearest whole cent. For each quarter, Deferral Amounts allocated to a Deferred Compensation Account shall be credited to the Deferred Compensation Account as of the last Business Day of the quarter.
(ii)Deferred Stock Account - The Company shall maintain a Deferred Stock Account for each Participant who receives an allocation of Shares or an RSU Award described in section (c) below or who elects to have a Deferral Amount credited in Shares. The Deferred Stock Account shall be denominated in Shares and maintained in fractions rounded to six (6) decimal places. Deferral Amounts intended to be allocated to a Deferred Stock Account shall be credited on a quarterly basis, as soon as administratively feasible following the Valuation Date for the applicable quarter, but in no event later than the last Business Day of such quarter. The annual allocations of Shares for Directors described in section (c) below for Plan Years prior to 2026 shall be credited to the applicable Deferred Stock Account on the Annual Allocation Date. Shares and, if necessary, fractional Shares, shall be credited based upon the closing price of Shares on the New York Stock Exchange on the Valuation Date for that

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Exhibit 10.31
quarter. Starting in 2026, the annual RSU Award for Participants described in section (c) below shall be credited to the applicable Deferred Stock Account on the date such RSU Award vests, in accordance with its terms. In addition, the 2026 Transitional Allocation shall be credited to the applicable Deferred Stock Account as of the annual shareholder meeting in 2026, based on the closing price of Shares on the New York Stock Exchange on the date of the 2026 shareholder meeting. Notwithstanding any other provision of the Plan, Shares and RSU Awards allocated to a Deferred Stock Account shall be hypothetical and not issued or transferred by the Company until payment is made pursuant to Section 6 hereof.
A Participant’s Account shall consist of book entries only and shall not constitute a separate cash or Share fund or other asset held in trust or as security for the Company’s obligation to pay the amount of the Account to the Participant. The balance of a Participant’s Account shall be adjusted pursuant to this Section 5 and reduced by the amount of any applicable tax withholding, distributions and expenses. A Participant’s Account may include sub-accounts as the Company considers necessary or advisable for purposes of maintaining a proper accounting of amounts credited or debited for a Participant under the Plan. A Participant shall receive or have on-line access to a statement of such Participant’s Account no less frequently than once a year following the end of each Plan Year.
(b)Crediting of Deferral Amount. A Participant who has filed an Election Form with the Plan Administrator for the deferral of Retainer Compensation with respect to a Plan Year shall have the Deferral Amount deducted from the applicable compensation and credited to the Participant’s appropriate Account under the Plan. The Deferral Amount so credited shall be reduced by applicable tax withholding, if any, distributions and expenses.
(c)Annual Share Allocation or RSU Award. For Plan Years prior to 2026, on the Annual Allocation Date of each Plan Year, there shall be allocated to the Deferred Stock Account of each person who (i) is a Director on the Annual Valuation Date of that Plan Year or (ii) was a Director at any time subsequent to the last Annual Valuation Date, as part of his or her compensation for service on the Board of Directors, the number of Shares specified from time to time by resolution of the Board of Directors. This allocation shall in no event be more than the lesser of (i) 30,000 Shares or (ii) the number of Shares equal in value to $800,000 minus the director’s total cash compensation for the Plan Year (including for this purpose, but not limited to, any cash compensation deferred into this Plan pursuant to an election under Section 4(a) above), as of the Annual Valuation Date. This annual share allocation shall be pro-rated for any Director who joined or left the Board of Directors since the last Annual Valuation Date, based on time served as a Director during the period, divided by 365. The 2026 Transitional Allocation shall be determined in a similar manner as above, but pro-rated for the portion of 2026 service from January 1, 2026 through the date of the 2026 annual shareholder meeting. Beginning with the Plan Year commencing on January 1, 2026, an annual RSU Award shall be issued to each Director, with the number of such RSUs and the vesting rules based on the terms contained in such award agreement.
(d)Interest Credits. The Deferred Compensation Accounts of Participants shall be credited with interest computed each Plan Year or portion thereof at a rate equal to 120% of the long-term applicable federal rate, with monthly compounding (as prescribed under section 1274(d) of the Code), as in effect for the month of December for the immediately preceding Plan Year. Such interest shall accrue on all Deferral Amounts and prior earnings thereon of Deferred Compensation Accounts and be credited daily to such accounts.

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Exhibit 10.31
(e)Cash Dividends. Cash dividends paid on Shares shall be deemed to have been paid on the Shares allocated to each Participant’s Deferred Stock Account as if the allocated Shares were actual Shares issued and outstanding on the Dividend Record Date. An amount equal to the amount of such dividends shall be credited in Shares to each Deferred Stock Account as of the Dividend Payment Date, based upon the applicable closing price for the Shares on such Dividend Payment Date, as determined by the Plan Administrator.
(f)Capital Adjustments. The number of Shares referred to in the Preamble and Section 5 hereof and the number of Shares allocated to each Deferred Stock Account shall be adjusted by the Plan Administrator, in the event of any subdivision or combination of Shares or any stock dividend, stock split, reorganization, recapitalization, or consolidation or merger with the Company as the surviving corporation, or if additional shares or new or different shares or other securities of the Company or any other issuer are distributed with respect to Shares through a spin-off or other extraordinary distribution.
(g)Vesting of Accounts. A Participant is fully vested in his or her Account at all times.
(h)All rights to receive Shares upon distribution of the Participant’s Deferred
Stock Account shall be issued under the Stock Plan.
Section 6:    Distribution of Accounts
(a)Distribution upon Separation from Service. A Participant shall specify on an Election Form the manner in which the amounts deferred in the Deferred Compensation Account and the Deferred Stock Account, as applicable, for a Plan Year (and earnings thereon) shall be distributed from the Participant’s Account upon the Participant’s Separation from Service. All elections are irrevocable, and no changes shall be permitted to any Election Form delivered to the Plan Administrator, except as specifically provided under the terms of the Plan. A Participant may elect, to the extent permitted by the Plan Administrator and set forth on the Election Form, that such portion of the Account be distributed upon a Participant’s Separation from Service either in:
(i)Lump Sum payment (A) for amounts deferred for Plan Years commencing prior to 2026, in January of the second Plan Year following the Plan Year in which the Participant’s Separation from Service occurs, or (B) for amounts deferred for Plan Years commencing in 2026 or later, in the calendar month following the month of the Participant’s Separation from Service; or
(ii)Annual Installment payments over a period of two (2) to ten (10) years commencing (A) for amounts deferred for Plan years commencing prior to 2026, in January of the second Plan Year following the Plan Year in which the Participant's Separation from Service occurs, with subsequent installment payments to be made in each January within the applicable period, or (B) for amounts deferred for Plan Years commencing in 2026 or later, in January of the Plan Year following the Plan Year in which the Participant’s Separation from Service occurs, with subsequent installment payments to be made in each January within the applicable period.
If a Participant fails to make a timely payment election on the Election Form for a Plan Year, the amounts deferred in the Deferred Compensation Account and the Deferred Stock Account, as applicable, for such Plan Year (and earnings thereon) shall be distributed in a lump sum in accordance with Section 6(a)(i) hereof. Notwithstanding the foregoing or anything to the

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Exhibit 10.31
contrary in this Plan, amounts deferred, allocated, or credited in or with respect to the 2018 Plan Year shall be distributed in a lump sum under Section 6(a)(i) above, and no Participant election shall be permitted with respect to such amounts.
(b)Form of Distributions. All distributions of a Participant’s Deferred Compensation Account under the Plan shall be made in cash. Except as provided in Section 6(f), all distributions of a Participant’s Deferred Stock Account shall be paid in Shares, at which time the Shares shall be issued or transferred from the books of the Company to the Participant. All Shares to be issued or transferred hereunder may be newly issued or treasury shares. Fractional Shares shall not be issued or transferred to a Participant, provided that in the case of a final payment under the Plan with respect to a Participant, any fraction remaining in the Participant’s Deferred Stock Account shall be rounded up to the next whole Share and that number of whole Shares shall be issued or transferred.
(c)Distribution of Account. The Company shall distribute amounts from the Participant’s Deferred Compensation Account and the Deferred Stock Account in the manner and on the date(s) applicable under this Section 6. If the payment option described in Section 6(a)(i) hereof is applicable, the amount of the lump sum shall be calculated using the valuation of the applicable portion of the Participant’s Account as of the last day of the month preceding the month of the payment. If the payment option described in Section 6(a)(ii) hereof is applicable, the amount of each installment shall be calculated using the valuation of the applicable portion of the Participant’s Account as of the December 31 preceding the date of the installment payment divided by the number of installment payments that have not yet been made.
(d)Distribution upon Death. Notwithstanding any election made by a Participant or any other provision of this Section 6 to the contrary, if a Participant dies before full distribution of his or her Account balance, any remaining balance shall be distributed to the Participant’s Beneficiary in a lump sum within 90 days following the date of the Participant’s death, or such later date allowed under Section 409A, or guidance thereunder. The amount of such lump sum distribution shall be calculated using the valuation of the Participant’s Account as of the date preceding the date of distribution. Any payment required to be made to a Participant under the Plan that cannot be made due to the Participant’s death shall be made to the Participant’s Beneficiary, subject to applicable law. Each Participant shall have the right to designate one or more Beneficiaries, and to change a Beneficiary designation, from time to time by filing a written notice with the Plan Administrator. In the event that a Beneficiary does not survive the Participant and no successor Beneficiary is selected, or in the event no valid Beneficiary designation has been made, the Participant’s Beneficiary shall be the Participant’s surviving spouse, or if none, the Participant’s estate.
(e)Unforeseeable Emergency. Upon the written request of a Participant, the Plan Administrator may permit the Participant to withdraw some or all of the Participant’s Account for the purpose of enabling the Participant to meet the immediate needs created by an Unforeseeable Emergency. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but in any case, the amounts distributed with respect to an Unforeseeable Emergency shall not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of

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Exhibit 10.31
the Participant’s assets, to the extent that the liquidation of such assets would not itself cause severe financial hardship, or by cessation of deferrals under the Plan.
(f)Payment of Cash in Lieu of Shares. If at any time the Plan Administrator determines that payment of Shares to a Participant (or a Participant’s Beneficiary) or the ownership or subsequent disposition of such Shares by such Participant or Beneficiary may violate or conflict with any applicable law or regulation, as determined by the Plan Administrator in its sole discretion, the Plan Administrator shall pay all or a portion of the Participant’s Deferred Stock Account in cash.
(g)Taxes. All distributions of a Participant’s Account under the Plan shall be subject to income tax and other withholdings, if any, that the Plan Administrator deems necessary or appropriate in its sole discretion, and the Plan Administrator may reduce the amount credited to any Participant’s Account to the extent it deems necessary to satisfy any tax withholding requirements. Participants or Beneficiaries receiving distributions under the Plan shall bear all taxes (of any kind, including excise or penalty taxes) on amounts paid under the Plan to the extent that taxes are not withheld thereon, irrespective of whether withholding is required. The Company makes no commitment or guarantee to any Participant that any particular federal, state or local tax treatment will apply or be available to any person eligible for benefits under the Plan and assumes no liability whatsoever for the tax consequences to any Participant.
Section 7:    Shares Available Under the Plan
(a)The aggregate number of Shares that may be issued or transferred under this Plan is the number of shares that may be issued or transferred under the Stock Plan.
(b)The Shares which may be delivered to Participants upon distribution of the Participant’s Deferred Stock Account shall be issued or delivered under the Stock Plan, or any successor equity compensation plan maintained by the Company and approved by its shareholders under which Shares may be delivered pursuant to this Plan.
(c)The number of Shares which may be delivered to Participants upon distribution of the Participant’s Deferred Stock Account are subject to adjustment as provided in Section 13.1 of the Stock Plan (or the corresponding provision of any successor equity compensation plan under which Shares may be delivered pursuant to this Plan).
Section 8:    Administrative Matters
(a)Claims Procedure. Any person making a claim for benefits hereunder shall submit the claim in writing to the Plan Administrator. If the Plan Administrator denies the claim in whole or in part, it shall issue to the claimant a written notice explaining the reason for the denial and identifying any additional information or documentation that might enable the claimant to perfect the claim. The claimant may, within sixty (60) days of receiving a written notice of denial, submit a written request for reconsideration to the Plan Administrator, together with a written explanation of the basis of the request. The Plan Administrator shall consider any such request and shall provide the claimant with a written decision together with a written explanation thereof. No legal action may be commenced or maintained against the Plan more than one year after the Plan Administrator wholly or partially denies, or is deemed to have wholly or partially denied, a claim for Plan benefits. All interpretations, determinations, and decisions of the Plan Administrator in respect of any claim shall be final, binding and conclusive.

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Exhibit 10.31
(b)Incapacity. If the Plan Administrator determines that any person entitled to benefits under the Plan is unable to care for his or her affairs because of illness, accident or other legal or physical and mental incapacity, any payment due (unless a duly qualified guardian or other legal representative has been appointed) may be paid consistent with the terms described herein for the benefit of such person to such person’s spouse, parent, brother, sister, adult child or other party deemed by the Plan Administrator in its sole discretion to ensure proper care for such person.
(c)Inability to Locate. If the Plan Administrator is unable to locate a person to whom a payment is due under the Plan for a period of twelve (12) months, commencing with the first day of the month as of which the payment becomes payable, the total amount payable to such person shall be forfeited.
(d)Liability. Any decision made or action taken by the Board of Directors, the Plan Administrator, or any employee of the Company or any of its subsidiaries, arising out of or in connection with the construction, administration, interpretation, or effect of the Plan, shall be absolutely discretionary, and shall be conclusive and binding on all parties. Neither the Plan Administrator nor a member of the Board of Directors and no employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, for anything done or omitted to be done.
(e)Notices. No notice, election or communication in connection with the Plan made or submitted by any Participant, claimant or other person shall be effective unless duly executed and filed with the Plan Administrator (including any of its representatives, agents, or delegates) in the form and manner required by the Plan Administrator.
(f)Waiver. No term, condition, or provision of the Plan shall be deemed waived unless the purported waiver is in writing signed by the Plan Administrator. No waiver signed by the Plan Administrator shall be deemed a continuing waiver unless so specifically stated in the writing, and any such waiver shall operate only for the stated period and only as to the specific term, condition, or provision waived, and shall apply only to the individual or individuals seeking the waiver.
Section 9:    Unfunded Status
All Accounts and all rights of Participants to benefits under the Plan are unfunded obligations of the Company. Plan benefits shall be paid from the general assets of the Company, and Participants shall have the status of an unsecured general creditor of the Company with respect to all interests under the Plan. The Plan is a plan of unfunded deferred compensation. Notwithstanding the foregoing, the Company may, but shall not be required to, establish a trust or other funding vehicle under the Plan that does not affect the Plan’s status as a Plan of unfunded deferred compensation.
Section 10:    Nontransferability; Successors
No interest of any person in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a

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Exhibit 10.31
distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person.
The obligations of the Company under the Plan will be binding upon the
Company’s successors, transferees and assigns.
Section 11:    Limitation of Rights
Nothing in the Plan shall confer upon any Participant the right to continue to serve as a Director of the Company, or the right to serve the Company in an employment capacity. Nothing in the Plan shall be interpreted as creating a right of a Participant to receive any compensation or benefit from the Company. A Participant shall have no rights as a shareholder of the Company with respect to any Shares until the Shares are issued or transferred to the Participant on the books of the Company.
Section 12: Enforceability and Governing Law
To the extent not preempted by federal law, the Plan shall be construed, administered and enforced in accordance with the laws of the State of Indiana, regardless of the law that might otherwise govern under applicable principles or provisions of choice or conflict of law doctrines. To the extent that any provision of the Plan or portion thereof shall be found to be invalid or unenforceable, such provision or portion of the Plan shall be considered deleted herefrom and the remainder of such provision and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein. In addition, the remainder of the Plan shall be unaffected and shall continue in full force and effect.
Section 13:    Forum Selection
To the fullest extent permitted by law, any action brought in whole or in part relating to the Plan the lawfulness of any Plan provision, the administration of the Plan, or the performance or non-performance of the Plan’s administrators and fiduciaries, shall be filed in one of the following jurisdictions: (i) the jurisdiction in which the Plan is principally administered, which is currently the United States District Court for the Southern District of Indiana; or (ii) in the case of a putative class action, the jurisdiction in which the largest number of putative class members resides (or if that jurisdiction cannot be determined, the jurisdiction in which the largest number of class members is reasonably believed to reside).
If any action is filed in a jurisdiction other than one of those described above, then the Plan, all parties to such action that are related to the Plan (such as a Plan fiduciary, administrator or party in interest) and all alleged Plan Participants and Beneficiaries shall take all necessary steps to have the action removed to, transferred to or re-filed in a jurisdiction described above. Such steps may include, but are not limited to, (i) a joint motion to transfer the action; or
(ii) a joint motion to dismiss the action without prejudice to its re-filing in a jurisdiction described above, with any applicable time limits or statutes of limitations applied as if the suit or class action allegation had originally been filed or asserted in a jurisdiction described above at the same time that it was filed or asserted in a jurisdiction not described therein.
This forum selection provision is waived, with respect to an action, if no party invokes it within 120 days of the filing of an action. This provision does not relieve any claimant

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Exhibit 10.31
from any obligation existing under the Plan or by law to exhaust administrative remedies before initiating litigation.
Section 14:    Scrivener’s Errors
The Plan shall be applied and interpreted without regard to any scrivener’s error in this instrument. The determination whether a scrivener's error has occurred shall be made by the Plan Administrator in the exercise of the Plan Administrator’s best judgment and sole discretion, based on the Plan Administrator’s understanding of the intent of the Company as settlor of the Plan, and taking into account such evidence, written or oral, as the Plan Administrator deems appropriate or helpful. The Plan Administrator is authorized to correct any scrivener’s errors the Plan Administrator discovers in this instrument, retroactively or prospectively.
Section 15:    Rules of Construction
For purposes of the Plan, unless the contrary is clearly indicated by the context:
(a)the use of the masculine gender in this Plan shall also include within its meaning the feminine gender and vice versa;
(b)the use of the singular shall also include within its meaning the plural and vice versa;
(c)the word "include" shall mean to include, but not to be limited to;
(d)any reference to a statute or section of a statute shall further be a reference to any successor or amended statute or section, and any regulations or other guidance of general applicability issued thereunder;
(e)the title of an officer, employee, or entity used in this Plan means the respective officer, employee, or entity of Elanco Animal Health, Inc., and means any successor title to such position as such title may be changed from time to time;
(f)references to the Plan Administrator, or other named fiduciary, officer or employee of the Company, or other person or entity with responsibility or authority under the Plan shall include delegates (if any) of such entity or person, with respect to such entity’s or person’s delegated responsibilities; and
(g)the captions and headings of each article, section, paragraph, and other provision of the Plan are for convenience and reference only and are not to be considered in interpreting the terms and conditions of the Plan.
Section 16:    Effective Date; Amendment and Termination
The Plan was approved by the Company’s shareholders on September 17, 2018 and is effective for deferrals on and after September 18, 2018 and for each Plan Year thereafter until terminated by the Board of Directors. The Board of Directors may amend or terminate the Plan at any time and in any manner; provided that no amendment or termination shall reduce the amount credited to a Participant’s Account at the time of any such amendment or termination, and no amendment shall be effective that shall cause the Plan to fail to meet the

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Exhibit 10.31
requirements of Section 409A. Upon termination of the Plan in accordance with the requirements of Section 409A,
(i) all future deferrals of compensation will cease, (ii) all Accounts will continue to receive interest credits (or be invested) as permitted under the Plan, and (iii) all Accounts will be distributed in accordance with the Participant’s elections under the provisions of the Plan, unless the Company determines in its sole discretion that all such amounts shall be distributed upon termination in accordance with the requirements of Section 409A.

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